2nd Quarter 2023 Earnings Presentation July 19, 2023

Disclaimer FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this presentation we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at or news developments concerning other banks on general investor sentiment regarding the liquidity stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the UHC merger when expected or at all; the possibility that the integration following the UHC merger may be more expensive than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the UHC merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions. NON-GAAP FINANCIAL MEASURES In addition to results in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. We believe presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provide a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. REVERSE ACQUISITION METHOD OF ACCOUNTING On February 28, 2023, Columbia Banking System, Inc. ("Columbia", "we" or "our") completed its merger (“the merger”) with Umpqua Holdings Corporation ("UHC"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis unless explicitly stated otherwise. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the first and second quarters of 2023 and the six months ended June 30, 2023 may not be directly comparable to prior reported periods. The number of shares issued and outstanding, earnings per share, additional paid-in capital, and all references to share quantities or metrics of Columbia have been retrospectively restated to reflect the equivalent number of shares issued in the merger as the merger was treated as a reverse merger. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values. 2

STRATEGIC UPDATES AND FORWARD OUTLOOK

Merger Update: Cost Synergies Remain on Track for Completion by September 30, 2023 4 Annualized Cost Synergies Realized by Period End Q4 2022 Q1 2023 Q2 2023 Q3 2023 $— $50 $100 $150 $30 million(1) $59 million(1) $105 million(1) $135+ million(1) ■ We expect to achieve $135 million in annualized cost synergies by September 30, 2023(1), and we have already identified additional opportunities above our target. ■ Cost synergies realized ahead of the February 28, 2023 merger close were primarily driven by departing associates that were not slated to be part of the go-forward organization, though there were some real estate and contract-related savings achieved as well in anticipation of closing. ■ The core systems conversion was completed March 20, 2023, but it is not reflected in the run rate until Q2 2023(1) due to the timing of related synergies. ■ The consolidation of 47 branches was completed in the latter half of Q2 2023. FTE, 42% Branch Consolidations, 20% Other Real Estate, 9% Services & Contracts, 28% Other, 1% Expected Composition of Cost Synergies at September 30, 2023 (1) Realized synergies are annualized and reflect what is achieved or expected to be achieved at the end of the quarter; the full amount is not included in the full-quarter run rate.

Merger Update: Purchase Accounting Accretion and Amortization Provides a Meaningful Net Benefit to Income and Capital (1) Table does not capture all assets and liabilities with an associated fair value discount or premium. Assets and liabilities not presented have a significantly smaller impact on income through the accretion or amortization of their discount or premium. (2) See slide 8 for near-term interest income and non-interest expense expectations related to the items outlined in this table. (3) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing. Adjustment at Closing Remaining Balances at Select Purchase Accounting Items (1) February 28, 2023 March 31, 2023 June 30, 2023 (2) Notes ITEMS TO ACCRETE THROUGH INTEREST INCOME: Available for sale securities - rate discount $(1,011) million $(629) million $(609) million While an adjustment to historical Columbia securities’ book value was $1.0 billion at closing, the purchase discount that will accrete into interest income over time was $0.6 billion when previously existing purchase premiums and the discount associated with bonds sold as part of the Q1 2023 portfolio restructuring were eliminated. Loans - rate discount (3) $(618) million $(600) million $(558) million Purchase accounting related to loans sold and reclassified to held for sale during Q2 2023 caused a larger reduction in the purchase discount than what was booked through interest income during the quarter. Total rate discount on loans and securities $(1,629) million $(1,229) million $(1,167) million Loans - credit mark (3) $(130) million $(107) million $(94) million Purchase accounting related to loans sold and reclassified to held for sale during Q2 2023 caused a larger reduction in the purchase discount than what was booked through interest income during the quarter. Total discount on loans and securities $(1,759) million $(1,336) million $(1,261) million Fair value discounts are accreted into interest income using the effective interest method, which amortizes the discount over the life of the loan or security. ITEM TO AMORTIZE THROUGH NON-INTEREST EXPENSE: Core deposit intangible $710 million $698 million $664 million CDI amortizes through non-interest expense over 10 years using the sum-of-the-years-digits method. 5

COLUMBIA BANKING SYSTEM

6

Liquidity Overview

Select Balance Sheet Items: Combined Basis Pre-Closing and Consolidated Basis Post-Closing [1]				
	Three Months Ended			Sequential Quarter Change
($ in millions)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Q2 2023
Required divestitures - associated deposits	$—	$—	$547	$—
Brokered deposits	2,346	1,630	867	716
Public deposits	2,425	2,556	2,758	(131)
Customer accounts	36,064	37,400	39,569	(1,336)
Total Deposits	**$40,835**	**$41,586**	**$43,741**	**($751)**
Repurchase agreements	$295	$271	$404	$24
Term debt	$6,250	$5,950	$1,860	$300
Cash and cash equivalents	$3,407	$3,635	$1,589	($228)
Securities[2]	$9,001	$9,252	$9,832	($251)
Loans	$37,049	$37,091	$37,759	($42)

(1) All data presented in the above table combine historical Columbia data and historical UHC data for the three months ended December 31, 2022 (before the merger's February 28, 2023 close) to provide a consistent comparison of the changes that occurred when viewing the combined organization.

(2) Available-for-sale and held-to-maturity securities. Held to maturity securities were only 0.03% of the portfolio at June 30, 2023 and relate to local community housing bonds.

Total Off-Balance Sheet Liquidity Available at June 30, 2023			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$12,120	$6,220	$5,900
Federal Reserve Discount Window	1,592	—	1,592
Federal Reserve Term Funding Program	2,250	—	2,250
Uncommitted lines of credit	600	—	600
Total off-balance sheet liquidity	**$16,562**	**$6,220**	**$10,342**

Total Available Liquidity at June 30, 2023 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$10,342
Cash and equivalents, less reserve requirement	3,100
Excess bond collateral	4,683
Total available liquidity	**$18,125**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $53.6 billion at June 30, 2023	34 %
Deposits of $40.8 billion at June 30, 2023	44 %
Uninsured deposits of $13.5 billion at June 30, 2023	134 %

- We continue to maintain an elevated cash position on the balance sheet to maintain flexibility, and we intend to continue to do so for the foreseeable future.
- Market liquidity tightening, the impact of inflation on customer spending, and businesses' use of cash continued to pressure customer deposit balances during the second quarter.
- Uninsured deposits were $13.5 billion at June 30, 2023, representing 33% of total deposits. Available liquidity of $18.1 billion was 134% of uninsured deposits at that time.

COLUMBIA BANKING SYSTEM
7

Securities Portfolio Overview

Available for Sale Securities Portfolio at June 30, 2023

($ in millions)	Current Par	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	% of Total AFS Portfolio	Effective Duration	Book Yield
U.S. Treasuries	$422	$406	$—	($10)	$397	4 %	2.6	3.32 %
U.S. Agencies	1,162	1,179	2	(89)	1,093	12 %	4.7	2.79 %
Mortgage-backed securities - residential agency	3,346	3,120	2	(266)	2,856	32 %	7.2	3.20 %
Collateralized mortgage obligations (1)	1,462	1,366	—	(122)	1,244	14 %	6.1	3.38 %
Obligations of states and political subdivisions	1,145	1,082	7	(26)	1,064	12 %	5.0	3.37 %
Commercial mortgage-backed securities - agency	2,568	2,387	1	(43)	2,345	26 %	5.0	4.71 %
Total available for sale securities	**$10,105**	**$9,540**	**$12**	**($556)**	**$8,999**		**5.7**	**3.58 %**
Percentage of Current Par		**94 %**	**— %**	**(6)%**	**89 %**			

Available for Sale Securities Portfolio Percentage Gain / Loss at June 30, 2023


$2.2 billion
• net unrealized gain position
• 4.30% yield at 6/30
Unrealized Gain, 25%
Unrealized Loss, 75%
$6.8 billion
• net unrealized loss position
• 3.36% yield at 6/30

- The percentage of the available for sale ("AFS") securities in an unrealized gain position declined to 25% of the portfolio at June 30, 2023, from 66% at March 31, 2023, due to higher interest rates. However, of the securities that changed from an unrealized gain position to an unrealized loss position, the average change in value was only $296 thousand.
- The total AFS securities portfolio had a book yield of 3.58% and an effective duration of 5.7 at June 30, 2023, essentially unchanged from March 31, 2023.
- Outside of equity securities, all securities were classified as AFS and carried on the balance sheet at fair value at June 30, 2023, with exception of $2.4 million in local community housing bonds classified as held to maturity; there is no unrealized loss associated with this portfolio, which was 0.03% of total securities.

(1) Portfolio includes $276 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized loss position at June 30, 2023 (amortized cost of $279 million). The remaining $1.0 billion of the portfolio is comprised of residential agency CMOs.

COLUMBIA BANKING SYSTEM

8

Outlook

	Results (1)		Full-Year 2023 Outlook (1)		
	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023	As of April 26, 2023	As of July 19, 2023	Notes
Average earning assets	$49b	$43b	$45b - $46b	$45b - $46b	Assumes cash balance at 3/31 remains consistent through remainder of 2023
Net interest margin ("NIM") - adjusted (2)	3.32%	3.50%	3.55% - 3.65%	3.20% - 3.40%	Forward outlook does not include any additional changes to the fed funds rate through 2023; incorporates a Q3 2023 adjusted NIM in the 3.1% - 3.3% range, with the lower end assuming funding remix trends similar to Q2 2023 and the upper end assuming the funding mix stabilizes
Net interest margin - GAAP	3.93%	3.99%	4.15% - 4.25%	3.75% - 3.95%	In addition to the items affecting the adjusted NIM, the GAAP NIM will be affected by the timing of payoff or paydown of loans and securities with an associated discount relative to our outlook
Purchase accounting accretion - loans	$38mm	$53mm	$135mm - $145mm	$120mm - $130mm	Slower prepayment activity reduced our near-term outlook for PAA realization; an increase in payoff or paydown speeds would increase income, and a decrease in speeds would decrease income compared to our outlook
Purchase accounting accretion - securities	$37mm	$53mm	$145mm - $155mm	$115mm - $125mm	
Non-interest expense - excluding CDI and merger-related costs (3)	$263mm	$478mm	$965mm - $980mm	~$1 billion	Estimated FDIC special assessment (anticipated in Q3 2023) is the driver of the increase in our expense outlook between periods; we continue to anticipate a Q4 run rate of $240mm - $250mm (not annualized) excluding CDI amortization and merger-related costs
CDI amortization	$36mm	$48mm	~$116mm	~$116mm	Not included in adjusted non-interest expense detailed above
Merger-related costs	$30mm	$146mm	~$160mm	~$160mm	Not included in adjusted non-interest expense detailed above

(1) Six months ended June 30, 2023 and Full-Year 2023 impacted by the February 28, 2023 merger close.

(2) Non-GAAP basis. See slide 16 for reconciliation.

(3) Non-GAAP basis; see reconciliation in this table and on slide 13. Excludes non-operating and merger-related items.

FINANCIAL HIGHLIGHTS AND SUMMARY FINANCIAL STATEMENTS Q2 2023

COLUMBIA BANKING SYSTEM

10

Performance Ratios

		For the Quarter Ended				
		Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Reported	Net interest margin [1]	3.93 %	4.08 %	4.01 %	3.88 %	3.41 %
	Efficiency ratio [1]	62.60 %	79.71 %	57.24 %	56.07 %	59.12 %
	Return on average assets	1.00 %	(0.14)%	1.04 %	1.09 %	1.04 %
	Pre-provision net revenue (PPNR) return on average assets [1], [3]	1.46 %	0.89 %	1.82 %	1.80 %	1.64 %
	Return on average common equity	10.84 %	(1.70)%	13.50 %	12.99 %	12.20 %
	Return on average tangible common equity [3]	16.63 %	(2.09)%	13.53 %	13.02 %	12.23 %
Operating and Adjusted	Adjusted net interest margin [1], [2]	3.32 %	3.73 %	4.01 %	3.87 %	3.40 %
	Operating efficiency ratio [1], [3]	54.85 %	53.46 %	52.01 %	51.72 %	58.27 %
	Operating return on average assets [3]	1.27 %	0.74 %	1.24 %	1.33 %	1.06 %
	Operating PPNR return on average assets [1], [3]	1.82 %	2.01 %	2.10 %	2.12 %	1.66 %
	Operating return on average common equity [3]	13.77 %	8.66 %	16.14 %	15.86 %	12.46 %
	Operating return on average tangible common equity [3]	21.13 %	10.64 %	16.18 %	15.90 %	12.49 %

Q2 2023 Highlights (compared to Q1 2023)

- Operating results include the initial provision in Q1 2023 related to non-PCD loans added through the merger, and reported results further include merger-related expenses. These items meaningfully impact performance ratios where applicable.
- Net interest margin decreased 15 basis points to 3.93%. Excluding purchase accounting accretion and amortization, net interest margin decreased 41 basis points to 3.32% due to higher funding costs and the full-quarter impact of holding a larger cash position on balance sheet to retain flexibility.
- Profitability ratios improved as merger-related impacts lessened and the realization of cost synergies continued. We remain on track to achieve the guided $135 million in synergies by the end of Q3 2023.

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided on slide 16.
(3) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

COLUMBIA BANKING SYSTEM

11

Selected Period-End Balance Sheet

($ in millions, except per-share data)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
ASSETS:					
Total assets	$53,592.1	$53,994.2	$31,848.6	$31,472.0	$30,135.7
Interest bearing cash and temporary investments	2,868.6	3,079.3	967.3	1,232.4	687.2
Investment securities available for sale, fair value	8,998.4	9,249.6	3,196.2	3,136.4	3,416.7
Loans and leases, gross	37,049.3	37,091.3	26,156.0	25,508.0	24,432.7
Allowance for credit losses on loans and leases	(404.6)	(417.5)	(301.1)	(283.1)	(261.1)
Goodwill and other intangibles, net	1,696.0	1,732.5	4.7	5.8	6.8
LIABILITIES AND EQUITY:					
Deposits	40,834.9	41,586.3	27,065.6	26,817.1	26,132.4
Securities sold under agreements to repurchase	294.9	271.0	308.8	383.6	528.0
Borrowings	6,250.0	5,950.0	906.2	756.2	6.3
Total shareholders' equity	4,828.2	4,884.7	2,479.8	2,417.5	2,518.3
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	90.7%	89.2%	96.6%	95.1%	93.5%
Book value per common share [(1)]	$23.16	$23.44	$19.18	$18.69	$19.47
Tangible book value per common share [(1), (2)]	$15.02	$15.12	$19.14	$18.65	$19.42
Tangible book value per common share, excluding AOCI [(1), (2)]	$17.03	$16.56	$22.44	$22.13	$21.80
Tangible common equity to tangible assets [(2)]	6.0%	6.0%	7.8%	7.7%	8.3%
Tangible common equity to tangible assets, excluding AOCI [(2)]	6.8%	6.6%	9.1%	9.1%	9.4%

Footnotes:
Tables may not foot due to rounding. "AOCI" = Accumulated other comprehensive income.
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Q2 2023 Highlights (compared to Q1 2023)

- Q1 2023 results were impacted by the closing of the merger on February 28, 2023 and the addition of historical Columbia balances at fair value.
- Net organic loan growth in Q2 2023 was offset by the sale of $373 million in loans and the corresponding reclassification of $118 million in balances to held for sale; loans and leases expanded at a 5% annualized growth rate excluding the impact.
- Deposits contracted as balances continued to be affected by market liquidity tightening, the impact of inflation on customer spending, and commercial customers' deployment of cash. A mix of brokered deposits and FHLB advances supplemented the decline in customer balances, as detailed on slide 6.

COLUMBIA BANKING SYSTEM

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Summary Income Statement

($ in millions, except per-share data)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
	For the Quarter Ended				
Net interest income before provision	$484.0	$374.7	$305.5	$287.6	$248.2
Provision for credit losses	16.0	105.5	32.9	27.6	18.7
Net interest income after provision	**468.0**	**269.2**	**272.5**	**260.0**	**229.5**
Non-interest income	39.7	54.7	34.9	29.4	55.2
Non-interest expense	328.6	342.8	195.0	178.0	179.6
Income (loss) before provision (benefit) for income taxes	**179.1**	**(18.9)**	**112.4**	**111.5**	**105.1**
Provision (benefit) for income taxes	45.7	(4.9)	29.5	27.5	26.5
Net income (loss)	**$133.4**	**($14.0)**	**$83.0**	**$84.0**	**$78.6**
Earnings (loss) per share, diluted [1]	**$0.64**	**($0.09)**	**$0.64**	**$0.65**	**$0.61**
Non-interest expense, excluding merger-related expenses [3]	**$299.0**	**$226.9**	**$183.3**	**$177.2**	**$176.9**
Pre-provision net revenue [2], [3]	**$195.1**	**$86.6**	**$145.4**	**$139.1**	**$123.8**
Operating pre-provision net revenue [2], [3]	**$243.1**	**$195.7**	**$167.1**	**$163.8**	**$126.0**
Operating net income [3]	**$169.4**	**$71.5**	**$99.2**	**$102.6**	**$80.3**
Operating earnings per share, diluted [1], [3]	**$0.81**	**$0.46**	**$0.76**	**$0.79**	**$0.62**

Q2 2023 Highlights (compared to Q1 2023)

- Q1 2023 results include only one month of the combined company's operations.
- Net interest income includes $74 million of purchase accounting accretion and amortization (PAA), compared to $32 million in Q1 2023.
- Non-interest income decreased by $15 million as a result of a $24 million unfavorable change in cumulative fair value adjustments and mortgage servicing rights hedging activity.
- Non-interest expense, which includes $30 million in merger-related expenses, decreased by $14 million as lower merger-related expenses and the realization of cost savings offset the full quarter run rate of the combined organization.
- Provision expense in Q1 2023 includes an initial provision of $88 million for historical Columbia non-PCD loans.

Footnotes:
Tables may not foot due to rounding.
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

COLUMBIA BANKING SYSTEM

13

Income Statement Component Details

	For the Quarter Ended June 30, 2023				
		LESS:	EQUALS	LESS:	EQUALS
($ in thousands, except per-share data)	GAAP Income	Non-Operating Items (1)	Operating Income (2)	Merger-Related Items (3)	Adjusted Operating Income (2)
Interest income	$675,729	$—	$675,729	$74,723	$601,006
Interest expense	191,754	—	191,754	(337)	192,091
Net interest income	**483,975**	**—**	**483,975**	**74,386**	**409,589**
Provision for credit losses	16,014	—	16,014	—	16,014
Net interest income after provision	**467,961**	**—**	**467,961**	**74,386**	**393,575**
Non-interest income	39,678	(16,252)	55,930	—	55,930
Non-interest expense	328,559	31,768	296,791	35,553	261,238
Income before provision for income taxes	**179,080**	**(48,020)**	**227,100**	**38,833**	**188,267**
Provision for income taxes	45,703	(11,981)	57,684	9,708	47,976
Net income	**$133,377**	**($36,039)**	**$169,416**	**$29,125**	**$140,291**
Revenue	**$523,653**	**($16,252)**	**$539,905**	**$74,386**	**$465,519**
Pre-provision net revenue (2)	**$195,094**	**($48,020)**	**$243,114**	**$38,833**	**$204,281**
Net interest margin (4)	3.93 %	NA	3.93 %	0.61 %	3.32 %
Efficiency ratio (4)	62.60 %	7.75 %	54.85 %	(1.12)%	55.97 %
PPNR return on assets (2), (4)	1.46 %	(0.36)%	1.82 %	0.29 %	1.53 %
Return on assets	1.00 %	(0.27)%	1.27 %	0.22 %	1.05 %
Return on equity	10.84 %	(2.93)%	13.77 %	2.37 %	11.40 %
Return on tangible common equity (2)	**16.63 %**	**(4.50)%**	**21.13 %**	**3.64 %**	**17.49 %**
Earnings per share, diluted	**$0.64**	**($0.17)**	**$0.81**	**$0.14**	**$0.67**

Footnotes:

All dollar values exclude tax equivalent adjustments; all ratios, where relevant, include this adjustment.

(1) Non-operating income and expense items are detailed at the end of this slide presentation. Non-operating expense includes $30 million of merger-related expenses.

(2) All items in this column represent non-GAAP financial measures and should be reviewed alongside the GAAP reconciliation in this table. PPNR, PPNR return on assets, and return on tangible common equity are also non-GAAP measures for all ratios presented, including those in the GAAP column; a reconciliation is provided at the end of this presentation.

(3) Merger-related items include purchase accounting accretion and amortization (PAA) captured in interest income and interest expense and CDI amortization of $36 million.

(4) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.

Q2 2023 Highlights

- GAAP results were adversely impacted by 17 cents of non-operating items that include cumulative fair value adjustments, hedging activity, and merger-related expenses. PAA and CDI amortization provided a net benefit of 14 cents to EPS.
- Excluding non-operating and merger-related items, adjusted operating EPS was $0.67, return on assets was 1.05%, and return on tangible common equity was 17.5%.
- We expect the net impact of merger-related items (PAA and CDI amortization) to continue to add to EPS and build capital in future quarters.
- See appendix for data for the quarter ended March 31, 2023.

INCOME STATEMENT HIGHLIGHTS Q2 2023

($ in millions) Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Net Interest Income $248.2 $287.6 $305.5 $374.7 $484.0 Acquired loan, securities, and interest-bearing liabilities accretion - rate related (1),(2) (1.0) (0.7) (0.3) (27.9) (67.3) Acquired loan accretion - credit related (2) — — — (3.8) (7.1) Net Interest Income excluding purchase accounting adjustments (“PAA”) (3) $247.2 $286.9 $305.2 $343.0 $409.6 Net Interest Income ($ in m ill io ns ) Net Interest Income $248.2 $287.6 $305.5 $374.7 $484.0 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 $200.0 $250.0 $300.0 $350.0 $400.0 $450.0 $500.0 ($ in m ill io ns ) Net Interest Income excluding Purchase Accounting Adjustments ("PAA") ³ $247.2 $286.9 $305.2 $343.0 $409.6 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 $200.0 $250.0 $300.0 $350.0 $400.0 $450.0 15 Note: All dollar values exclude tax equivalent adjustments. (1) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation. (2) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing. (3) All items in this row represent non-GAAP financial measures and should be reviewed alongside the GAAP reconciliation in this table.

COLUMBIA BANKING SYSTEM

16

Net Interest Margin


Net Interest Margin Comparison
5.00%
4.00%
3.00%
2.00%
1.00%
—%
3.41% 3.40%
3.88% 3.87%
4.01% 4.01%
4.08%
3.73%
3.93%
3.32%
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Net Interest Margin
Net Interest Margin excluding PAA


Net Interest Margin: Q1 2023 vs Q2 2023
4.08%
0.38%
0.30%
0.05%
0.06%
(0.38)%
(0.54)%
(0.02)%
3.93%
Q1 2023 Reported
LHFI-ex PAA[1]
LHFI-PAA[1]
Invest-ments
Interest-Bearing Cash
Deposits
Term Debt
Other Inputs
Q2 2023 Reported

	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Net Interest Margin (2)	**3.41 %**	**3.88 %**	**4.01 %**	**4.08 %**	**3.93 %**
Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3), (4)	(0.01)%	(0.01)%	— %	(0.31)%	(0.55)%
Acquired loan accretion - credit related (4)	— %	— %	— %	(0.04)%	(0.06)%
Net Interest Margin excluding PAA (2), (5)	**3.40 %**	**3.87 %**	**4.01 %**	**3.73 %**	**3.32 %**

Footnotes:
(1) Chart Abbreviations: "LHFI" = loans held for investment.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(4) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.
(5) All items in this row represent non-GAAP financial measures and should be reviewed alongside the GAAP reconciliation in this table.

COLUMBIA BANKING SYSTEM

17

Interest Rate Sensitivity: Loans

Loan Repricing Detail [1], [2]					
($ in millions)		Q1 2023	Q2 2023	Q1 2023	Q2 2023
Fixed	**$**	**16,205 $**	**15,806**	**43 %**	**42 %**
Prime		3,168	2,897	8 %	8 %
1 Month		6,773	7,451	18 %	20 %
Floating		**9,941**	**10,348**	**26 %**	**28 %**
Prime		406	430	1 %	1 %
1 Month		—	274	— %	1 %
6 Month		6,398	5,883	17 %	16 %
1 Year		1,274	1,293	3 %	3 %
3 Year		277	425	1 %	1 %
5 Year		2,286	2,269	6 %	6 %
10 Year		911	937	3 %	2 %
Adjustable		**11,552**	**11,511**	**31 %**	**30 %**
Total	**$**	**37,698 $**	**37,665**	**100 %**	**100 %**

Loan Maturities at June 30, 2023							
($ in millions)	<=6 Months	7 to 12 Months	13 to 24 Months	25 to 36 Months	37 to 60 Months	61+ Months	Total
Fixed	$ 1,810 $	181 $	573 $	846 $	2,210 $	10,186 $	15,806
Floating	1,479	1,032	975	703	1,372	4,787	10,348
Adjustable	201	132	272	346	704	9,856	11,511
Total	**$ 3,490 $**	**1,345 $**	**1,820 $**	**1,895 $**	**4,286 $**	**24,829 $**	**37,665**

Floors: Floating and Adjustable Rate Loans at June 30, 2023 [3]				
($ in millions)	No Floor	At Floor [4]	Above Floor	Total
Floating	$6,216	$20	$4,112	$10,348
Adjustable	2,005	1,291	8,215	11,511
Total	**$8,221**	**$1,311**	**$12,327**	**$21,859**
% of Total	***38%***	***6%***	***56%***	***100%***

Footnotes:

(1) Index rates are mapped to the closest material index.

(2) Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(3) Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on June 30, 2023. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

(4) At June 30, 2023, $1.3 billion in loans representing 6% of the loan portfolio were at a floor. Of these loan balances, $1.2 billion require an upward rate movement of 25 basis basis points or less to move off their floor.

COLUMBIA BANKING SYSTEM

18

Interest Rate Sensitivity: Balance Sheet

Interest Rate Simulation Impact on Net Interest Income [(1), (2)]

	June 30, 2023				March 31, 2023				December 31, 2022			
	Ramp		Shock		Ramp		Shock		Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2
Up 200 basis points	(0.8)%	(0.7)%	(1.3)%	0.6%	(0.4)%	0.3%	(0.1)%	1.7%	1.1%	4.2%	2.7%	5.6%
Up 100 basis points	(0.4)%	(0.3)%	(0.7)%	0.3%	(0.2)%	0.2%	—%	0.9%	0.6%	2.2%	1.4%	2.9%
Down 100 basis points	(0.8)%	(2.1)%	(1.0)%	(1.8)%	(1.0)%	(2.7)%	(2.3)%	(3.4)%	(2.4)%	(6.0)%	(4.9)%	(6.9)%
Down 200 basis points	(1.5)%	(4.3)%	(3.1)%	(5.0)%	(2.0)%	(5.7)%	(4.9)%	(7.3)%	(5.1)%	(12.9)%	(10.6)%	(14.8)%
Down 300 basis points	(2.4)%	(6.9)%	(5.6)%	(8.6)%	(3.3)%	(9.5)%	(8.1)%	(12.0)%	(7.8)%	(19.7)%	(16.3)%	(22.6)%

Deposit and Funding Repricing Betas During the Current Rising-Rate Cycle**

	Effective Fed Funds Rate (Daily Avg.)	Cost of Combined Company**		
		Interest- Bearing Deposits	Total Deposits	Total Funding
Q2 2023	4.99%	1.64%	0.99%	1.61%
Q1 2023	4.52%	1.32%	0.80%	1.16%
Q4 2022	3.65%	0.62%	0.35%	0.51%
Q3 2022	2.20%	0.22%	0.12%	0.18%
Q2 2022	0.76%	0.11%	0.06%	0.10%
Q1 2022	0.12%	0.09%	0.05%	0.08%
Q4 2021	0.08%	0.10%	0.05%	0.09%
Variance: Peak (Peak Value less Q4 2021)	+4.91%	+1.54%	+0.94%	+1.52%
Beta - Cycle-to-Date		**31%**	**19%**	**31%**

****Note: Interest rate simulations present data on a legal company basis: Data displayed at June 30, 2023 and March 31, 2023 represent the combined company and data displayed at December 31, 2022 represents historical UHC data only. Deposit and funding repricing beta data present combined company results as if historical Columbia and historical UHC were one company for all periods through December 31, 2022; the quarters ended March 31, 2023 and June 30, 2023 are presented on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.**

- We continue to manage the balance sheet to protect its sensitivity to a declining interest rate environment.
- The potential adverse impact to net interest income in a declining interest rate environment was significantly lower at June 30, 2023, compared to December 31, 2022. For example, under the down 300 basis points ramp scenario, our June 30, 2023 simulation anticipates a 2.4% decline in net interest income for year 1 compared to a 7.8% decline for the same scenario under our December 31, 2022 simulation.
- The cost of interest-bearing deposits was 1.83% for both the month of June and at June 30, 2023.

Footnotes:

(1) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). There is no change in the composition of the size of the balance sheet in either scenario. Interest rate sensitivity in the first year of the net interest income simulation for increasing interest rate ramp scenarios is negatively impacted by the cost of non-maturity deposits repricing immediately while interest earning assets reprice at a slower rate.

(2) The simulation repricing beta applied to interest-bearing deposits in the rising rate scenarios is 53% for all periods presented. Betas applied are for future repricing assuming future rate changes, and the simulations assume an immediate repricing impact.

COLUMBIA BANKING SYSTEM

19

Non-Interest Income

	For the quarter ended				
($ in millions)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Service charges on deposits	$16.5	$14.3	$12.1	$12.6	$12.0
Card-based fees	13.4	11.6	9.0	9.1	10.5
Financial services and trust revenue	4.5	1.3	—	—	—
Residential mortgage banking revenue, net	(2.3)	7.8	(1.8)	17.3	30.5
Gain (loss) on equity securities, net	(0.7)	2.4	0.3	(2.6)	(2.1)
Gain on loan and lease sales, net	0.4	0.9	1.5	1.5	1.3
BOLI income	4.1	2.8	2.0	2.0	2.1
Other Income					
Commercial product revenue [1]	$3.0	$1.4	$5.3	$6.4	$4.1
Commercial servicing revenue	0.4	0.9	0.9	0.7	0.7
Loan-related fees	3.3	3.4	3.2	3.2	3.1
Change in fair value of certain loans held for investment	(7.0)	9.5	4.2	(26.4)	(15.2)
Misc. Income	2.8	1.9	0.4	1.3	0.8
Swap Derivative Gain/(Loss)	1.3	(3.5)	(2.3)	4.2	7.3

Q2 2023 Highlights (compared to Q1 2023)

- Q1 2023 results include only one month of the combined company's operations.
- Financial services and trust revenue benefited from the earnings stream added through Columbia Wealth Management.
- Mortgage banking revenue was adversely impacted by the ineffectiveness of mortgage servicing rights ("MSR") hedges during the quarter due to the planned sale of approximately one-third of the MSR portfolio and the associated accounting treatment.
- Higher swap revenue and a favorable change in the valuation of the swap derivative positively impacted non-interest income by $6.6 million compared to Q1 2023.

Footnotes:
Tables may not foot due to rounding.
(1) Commercial product revenue includes Swaps, Syndication, and International Banking revenue.

BALANCE SHEET HIGHLIGHTS Q2 2023

Q2 2023 Loan Roll Forward $37,091 $1,208 ($13) ($477) ($748) ($11) $37,049 Beginning Balance (3/31/2023) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other Ending Balance (6/30/2023) $30,000 $32,000 $34,000 $36,000 $38,000 $40,000 $ in millions 21 Footnotes: Payoffs or Sales includes $373 million in non-relationship loan sales and a corresponding reclassification of an additional $118 million to loans held for sale. Other includes purchase accounting accretion and amortization.

COLUMBIA BANKING SYSTEM

22

Loan and Lease Characteristics: Overall Portfolio and Q2 2023 Production

Mortgage

- Portfolio average loan size of $477,000
- 2Q23 average loan size of $519,000
- Portfolio average FICO of 761 and LTV of 62%
- 2Q23 average FICO of 761 and LTV of 71%
- Total delinquencies of 0.43%
- Annualized net charge-off rate of 0.00%

Non-owner Occupied CRE

- Portfolio average loan size of $1.6 million
- 2Q23 average loan size of $2.9 million
- Portfolio average LTV of 52% and DSC of 1.90
- 2Q23 average LTV of 56% and DSC of 1.78
- Total delinquencies of 0.15%
- Annualized net charge-off rate of 0.00%

Commercial & Industrial

- Portfolio average loan size of $687,000
- 2Q23 average loan size of $723,000
- Total delinquencies of 0.32%
- Annualized net charge-off rate of 0.10%

Portfolio Composition at June 30, 2023


Multifamily, 15%
Other Loan Categories, 11%
Non-OO CRE, 17%
Mortgage, 17%
Owner Occupied CRE, 14%
FinPac, 5%
C&I, 21%

Geographic Distribution at June 30, 2023


Other, 14%
Puget Sound, 20%
Southern CA, 15%
WA Other, 8%
Northern CA, 10%
Portland Metro, 13%
Bay Area, 7%
OR Other, 13%

Owner Occupied CRE

- Portfolio average loan size of $982,000
- 2Q23 average loan size of $2.1 million
- Portfolio average LTV of 56%
- 2Q23 average LTV of 61%
- Total delinquencies of 0.23%
- Annualized net charge-off rate of 0.00%

Multifamily

- Portfolio average loan size of $2.3 million
- 2Q23 average loan size of $2.3 million
- Portfolio average LTV of 54% and DSC of 1.59
- 2Q23 average LTV of 43% and DSC of 1.72
- Total delinquencies of 0.00%
- Annualized net charge-off rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $41,000
- 2Q23 average loan & lease size of $63,000
- Portfolio average yield: ~10%
- Total delinquencies of 3.92%
- Annualized net charge-off rate of 5.96%

Footnotes:
Portfolio statistics and delinquencies as of June 30, 2023. Annualized net charge-off rate for Q2 2023. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") are based on weighted average for portfolio where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

CRE and C&I Portfolio Composition Agriculture, 8.3% Contractors, 7.5% Finance/Insurance, 7.7% Manufacturing, 7.6% Professional, 4.6% Public Admin, 7.2% Rental & Leasing, 7.1% Retail, 2.5% Support Services, 3.7% Transportation/ Warehousing, 9.5% Wholesale, 6.6% Gaming, 5.6% Dentists, 7.6% Other Healthcare, 3.0% Other, 11.3% Office, 16.7% Multifamily, 33.1% Industrial, 15.4% Retail, 11.8% Special Purpose, 7.4% Hotel/Motel, 4.1% Other, 11.6% CRE Portfolio Composition (1) $17.3 Billion at June 30, 2023 C&I Portfolio Composition (1) $9.5 Billion at June 30, 2023 (1) CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 45% Owner Occupied / 55% Non-Owner Occupied(2) Commercial Line Utilization was 32% at June 30, 2023 23

Office Portfolio Details Puget Sound, 22% WA Other, 5% Portland Metro, 12% OR Other, 15%Bay Area, 5% N. CA, 11% S. CA, 21% Other, 9% Office Portfolio Metrics at June 30, 2023 Average loan size $1.3 million Average LTV 57% DSC (non-owner occupied) 1.73x % with guaranty (by $ / by #) 84% / 82% Past due 30-89 days $0.8mm / 0.02% of office Nonaccrual $0.6mm / 0.02% of office Special mention $46mm / 1.53% of office Classified $16mm / 0.53% of office Number of Loans by Balance Geography 24 ■ Loans secured by office properties represented 8% of our total loan portfolio at June 30, 2023. ■ Our office portfolio is 40% owner- occupied, 57% non-owner-occupied, and 3% construction. Construction loans represent 22% of loans repricing in 2023. Excluding construction balances, only 18% of our office portfolio reprices over the next three years. ■ Properties located in suburban markets secure the majority of our office portfolio as only 6% of non-owner occupied office loans are located in downtown core business districts. ■ The average loan size in our office portfolio is $1.3 million, delinquencies are at a de minimis level, and the majority of our loans contain a guaranty. ■ Dental and other healthcare loans comprise 15% of our office portfolio. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2023, 13% 2024, 4% 2025, 4% 2026 & After, 16% Fixed Rate*, 63% Repricing Schedule *Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2023, 2% 2024, 5% 2025, 6% 2026 & After, 87% Maturity Schedule , 19 8 9 6 7

COLUMBIA BANKING SYSTEM

25

Allowance for Credit Losses ("ACL")

Allowance for Credit Losses by Loan Segment

($ in thousands)	3/31/2023	Q2 2023 Net (Charge-offs) Recoveries	Reserve Build (Release)	6/30/2023	% of Loans and Leases Outstanding
Commercial	$125,423	($1,951)	($23,130)	$100,342	1.30 %
Lease & Equipment Finance	$120,104	($25,574)	$22,600	$117,130	6.73 %
CRE	$119,495	$35	$9,424	$128,954	0.67 %
Residential/Home Equity	$63,933	$59	$4,967	$68,959	0.84 %
Consumer	$7,538	($646)	$2,153	$9,045	4.78 %
Total	**$436,493** [1]	**($28,077)**	**$16,014**	**$424,430** [2]	**1.15 %**
% of loans and leases outstanding	**1.18 %**			**1.15 %**	
Remaining Credit Discount on Loans	$106,584			$94,113	
Total ACL Including Credit Discount	**$543,077** [1]			**$518,543** [2]	
% of loans and leases outstanding	**1.46 %**			**1.40 %**	

Footnotes:
1. Total includes $19.0 million for Reserve for Unfunded Commitments.
2. Total includes $19.8 million for Reserve for Unfunded Commitments.

Current Expected Credit Losses ("CECL") Details

- Provision expense of $16 million includes $15 million related to loans and leases and $1 million related to unfunded commitments.
- The quarter's provision expense reflects stabilizing credit trends in the FinPac portfolio; changes between the February 2023 and May 2023 economic forecasts; and portfolio mix changes, which include the reserve release associated with loan sales completed during the quarter, primarily in the commercial portfolio.
- Key components of Moody's May 2023 Baseline economic forecast include:
  - U.S. real GDP average annualized growth of 1.6% in 2023, 1.7% in 2024, 2.4% in 2025, and 2.7% in 2026.
  - U.S. unemployment rate average of 3.6% in 2023, 4.0% in 2024, 4.2% in 2025, and 4.1% in 2026.
  - The average federal funds rate is expected to be 4.9% in 2023, 4.3% in 2024, 3.2% in 2025, and 2.5% in 2026.

Credit Quality Pr ov is io n Ex pe ns e ($ in m ill io ns ) N on perform ing assets to total assets Provision Expense & Non-Performing Assets to Total Assets** $18.7 $27.6 $32.9 $17.1 $16.0 $88.4 0.15% 0.16% 0.18% 0.14% 0.15% Provision expense Initial Provision Non Performing Assets To Total Assets Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% Cl as si fie d Lo an s / To ta l L oa ns Classified A ssets / RBC Classified Assets 0.75% 0.74% 0.73% 1.21% 1.13% 7.8% 7.9% 7.8% 15.0% 13.4% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% A xi s Ti tle Net Charge-offs to Average Loans and Leases (annualized) 0.01% 0.02% 0.01% —% 0.03% 1.47% 1.36% 2.84% 3.89% 5.96% 0.11% 0.11% 0.19% 0.23% 0.30% Umpqua Bank (ex FinPac) FinPac Columbia Banking System, Inc. Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 26 ■ If the remaining credit discount on loans of $94 million at June 30, 2023 is added to the ACL of $424 million at June 30, 2023, the ACL would increase to 1.40% of loans from the reported 1.15% level. ■ The increase in classified asset ratios between December 31, 2022 and March 31, 2023 relates to the addition of the historical Columbia portfolio and related purchase accounting adjustments and their impact on risk-based capital. The metrics are not reflective of any notable change in classified assets. A CL ($ in m ill io ns ) A CL / Total Loans and Leases Allowance for Credit Losses $274 $295 $315 $436 $424 $107 $94 1.12% 1.16% 1.21% ACL Credit Discount ACL to Total Loans and Leases ACL + Credit Discount to Total loans and Leases Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 $100 $200 $300 $400 $500 $600 $700 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40%$105.5 Footnotes: **Q 1 2023 provision expense of $105.5 million includes an initial provision of $88.4 million related to historical Columbia non-PCD loans. 1.46% 1.18% 1.15% 1.40%

Our Diversified Commercial Bank Business Model with a Strong Retail Presence Supports our Granular, High-Quality Deposit Base (1) Excludes public and brokered deposit balances. This is a non-GAAP financial measure. (2) Includes Reich & Tang Demand Deposit Marketplace program deposits of $623 million. Broker / Other, 6% Commercial, 49% Consumer, 39% Public, 6% June 30, 2023 Average consumer account balance $19 thousand Average commercial account balance $107 thousand Average customer account balance (1) $35 thousand Insured Cash Sweep (“ICS”) deposits (2) $3.2 billion Deposits in Certificate of Deposit Account Registry Service (“CDARS”) deposits $405 million Uninsured deposits as a % of total deposits 33% Non-interest, 39% Demand, 15% Money Market, 25% Savings, 8% Time, 13% Deposits by Type Deposits by Business Line 27 ■ Deposits were $41 billion at June 30, 2023 and represented by a largely granular base that is diversified by business line, industry, and geography. ■ Our deposit solutions, like ICS and CDARS, and our ability to collateralize select accounts, provide our customers with flexibility and improve the stability of our deposit base.

Capital Management 28 Common Equity Tier 1 ("CET1") Ratio 8.9% 0.3% (0.2)% 0.1% —% 9.1% 03/31/23 Adjusted net income ¹ Dividend on common stock RWA ² Merger-Related Items ³ 06/30/23 —% 2.5% 5.0% 7.5% 10.0% (1) Excludes PAA, CDI amortization, and merger-related expenses. (2) Also includes other slight adjustments. (3) Merger-related expenses and CDI amortization almost entirely offset income from PAA during the quarter. As merger expenses wind down, net merger-related items are expected to be additive to capital as income from PAA exceeds CDI amortization. Total Risk-Based Capital Ratio 10.9% 0.3% (0.2)% 0.1% —% 11.1% 03/31/23 Adjusted net income ¹ Dividend on common stock RWA ² Merger-Related Items ³ 06/30/23 —% 2.5% 5.0% 7.5% 10.0% 12.5% 7.2% 9.1% 9.1% 11.1% 6.0% 7.0% 8.5% 10.5% 1.2% 2.1% 0.6% 0.6% Capital Threshold ¹ Capital Above Threshold ² Tier 1 Leverage CET1 Tier 1 Risk-Based Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% ■ Declared a quarterly cash dividend of $0.36 per common share on May 15, 2023, which was paid June 15, 2023. ■ We expect the quarterly net impact of purchase accounting to be highly accretive to earnings, as detailed on slides 5 and 8 of this presentation. This outlook supports our view that capital is likely to build rapidly. ■ We expect to quickly approach and exceed our long-term total risk-based capital target of 12%, providing for enhanced flexibility to return excess capital to shareholders while continuing to support our expanding franchise. We are already above our long-term CET1 capital target of 9%. Note: Regulatory capital ratios are estimates pending completion and filing of Columbia’s regulatory reports. (1) Capital Threshold is the greater of Regulatory Well-Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer. (2) Capital Above Threshold is the level of capital above Columbia’s Regulatory Minimum, which is equivalent to the Capital Threshold.

APPENDIX Prior-Quarter Income Statement Component Details and Other Non-GAAP Reconciliation

COLUMBIA BANKING SYSTEM

30

Income Statement Component Details

	For the Quarter Ended March 31, 2023				
		LESS:	EQUALS	LESS:	EQUALS
($ in thousands, except per-share data)	**GAAP Income**	**Non-Operating Items [1]**	**Operating Income [2]**	**Merger-Related Items [3]**	**Adjusted Operating Income [2]**
Interest income	$475,951	$—	$475,951	$31,895	$444,056
Interest expense	101,253	—	101,253	(150)	101,403
Net interest income	**374,698**	**—**	**374,698**	**31,745**	**342,953**
Provision for credit losses	105,539	—	105,539	88,427	17,112
Net interest income after provision	**269,159**	**—**	**269,159**	**(56,682)**	**325,841**
Non-interest income	54,735	8,074	46,661	—	46,661
Non-interest expense	342,818	117,189	225,629	12,660	212,969
Income before provision for income taxes	**(18,924)**	**(109,115)**	**90,191**	**(69,342)**	**159,533**
Provision for income taxes	(4,886)	(23,565)	18,679	(17,336)	36,015
Net income	**($14,038)**	**($85,550)**	**$71,512**	**($52,006)**	**$123,518**
Revenue	**$429,433**	**$8,074**	**$421,359**	**$31,745**	**$389,614**
Pre-provision net revenue [2]	**$86,615**	**($109,115)**	**$195,730**	**$19,085**	**$176,645**
Net interest margin [4]	4.08 %	NA	4.08 %	0.35 %	3.73 %
Efficiency ratio [4]	79.71 %	26.25 %	53.46 %	(1.11)%	54.57 %
PPNR return on assets [2], [4]	0.89 %	(1.12)%	2.01 %	0.19 %	1.82 %
Return on assets	(0.14)%	(0.88)%	0.74 %	(0.53)%	1.27 %
Return on equity	(1.70)%	(10.36)%	8.66 %	(6.29)%	14.95 %
Return on tangible common equity [2]	**(2.09)%**	**(12.73)%**	**10.64 %**	**(7.73)%**	**18.37 %**
Earnings per share, diluted	**($0.09)**	**($0.55)**	**$0.46**	**($0.33)**	**$0.79**

Footnotes:
All dollar values exclude tax equivalent adjustments; all ratios, where relevant, include this adjustment.
(1) Non-operating income and expense items are detailed in the Appendix. Non-operating expense includes $116 million of merger-related expenses.
(2) All items in this column represent non-GAAP financial measures and should be reviewed alongside the GAAP reconciliation in this table. PPNR, PPNR return on assets, and return on tangible common equity are also non-GAAP measures for all ratios presented, including those in the GAAP column; a reconciliation is provided in the Appendix.
(3) Merger-related items include purchase accounting accretion and amortization captured in interest income and interest expense, the initial provision of $88 million, and CDI amortization of $13 million.
(4) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.

Notable Merger Items

- Results include one month of the combined company's operations.
- GAAP results were significantly impacted by non-operating and merger-related items in the quarter. Excluding these items, adjusted operating EPS was $0.79, return on assets was 1.27%, and return on tangible common equity was 18.4%.
- Merger-related expenses (captured in non-operating items) and the initial provision (captured in merger-related items) reduced EPS by $1.01.

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31

Non-GAAP Reconciliation: Tangible Capital

($ in thousands, except per-share data)		Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Total shareholders' equity	a	**$4,828,188**	**$4,884,723**	**$2,479,826**	**$2,417,514**	**$2,518,276**
Less: Goodwill		1,029,234	1,030,142	—	—	—
Less: Other intangible assets, net		666,762	702,315	4,745	5,764	6,789
Tangible common shareholders' equity	b	3,132,192	3,152,266	2,475,081	2,411,750	2,511,487
Less: Accumulated other comprehensive (loss) income (AOCI)		(418,762)	(300,134)	(426,864)	(449,560)	(308,147)
Tangible common shareholders' equity, ex AOCI	c	$3,550,954	$3,452,400	$2,901,945	$2,861,310	$2,819,634
Total assets	d	**$53,592,096**	**$53,994,226**	**$31,848,639**	**$31,471,960**	**$30,135,694**
Less: Goodwill		1,029,234	1,030,142	—	—	—
Less: Other intangible assets, net		666,762	702,315	4,745	5,764	6,789
Tangible assets	e	$51,896,100	$52,261,769	$31,843,894	$31,466,196	$30,128,905
Common shares outstanding at period end	f	**208,514**	**208,429**	**129,321**	**129,320**	**129,318**
Total shareholders' equity to total assets ratio	a / d	9.01 %	9.05 %	7.79 %	7.68 %	8.36 %
Tangible common equity ratio	b / e	6.04 %	6.03 %	7.77 %	7.66 %	8.34 %
Tangible common equity ratio, ex AOCI	c / e	6.84 %	6.61 %	9.11 %	9.09 %	9.36 %
Book value per common share [(1)]	a / f	$23.16	$23.44	$19.18	$18.69	$19.47
Tangible book value per common share [(1)]	b / f	$15.02	$15.12	$19.14	$18.65	$19.42
Tangible book value per common share, ex AOCI [(1)]	c / f	$17.03	$16.56	$22.44	$22.13	$21.80

Footnotes:
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

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32

Non-GAAP Reconciliation

($ in thousands)		For the Quarter Ended Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Net interest income [1]	c	**$ 485,168**	**$ 375,369**	**$ 305,762**	**$ 287,933**	**$ 248,522**
Non-interest income (GAAP)	d	**$ 39,678**	**$ 54,735**	**$ 34,879**	**$ 29,445**	**$ 55,235**
Less: non-interest income adjustments	a	16,252	(8,074)	8,115	22,575	(951)
Operating non-interest income (non-GAAP)	e	**$ 55,930**	**$ 46,661**	**$ 42,994**	**$ 52,020**	**$ 54,284**
Revenue (GAAP)	f	**$ 524,846**	**$ 430,104**	**$ 340,641**	**$ 317,378**	**$ 303,757**
Operating revenue (non-GAAP)	g	**$ 541,098**	**$ 422,030**	**$ 348,756**	**$ 339,953**	**$ 302,806**
Non-interest expense (GAAP)	h	**$ 328,559**	**$ 342,818**	**$ 194,982**	**$ 177,964**	**$ 179,574**
Less: non-interest expense adjustments	b	(31,768)	(117,189)	(13,603)	(2,133)	(3,114)
Operating non-interest expense (non-GAAP)	i	**$ 296,791**	**$ 225,629**	**$ 181,379**	**$ 175,831**	**$ 176,460**
Net (loss) income (GAAP)	j	$ 133,377	$ (14,038)	$ 82,964	$ 84,040	$ 78,591
(Benefit) provision for income taxes		45,703	(4,886)	29,464	27,473	26,548
(Loss) income before provision for income taxes		179,080	(18,924)	112,428	111,513	105,139
Provision for credit losses		16,014	105,539	32,948	27,572	18,692
Pre-provision net revenue (PPNR) (non-GAAP)	k	**195,094**	**86,615**	**145,376**	**139,085**	**123,831**
Less: Non-interest income adjustments	a	16,252	(8,074)	8,115	22,575	(951)
Add: Non-interest expense adjustments	b	31,768	117,189	13,603	2,133	3,114
Operating PPNR (non-GAAP)	l	**$ 243,114**	**$ 195,730**	**$ 167,094**	**$ 163,793**	**$ 125,994**
Net income (GAAP)	j	**$ 133,377**	**$ (14,038)**	**$ 82,964**	**$ 84,040**	**$ 78,591**
Less: Non-interest income adjustments	a	16,252	(8,074)	8,115	22,575	(951)
Add: Non-interest expense adjustments	b	31,768	117,189	13,603	2,133	3,114
Tax effect of adjustments		(11,981)	(23,565)	(5,459)	(6,116)	(480)
Operating net income (non-GAAP)	m	**$ 169,416**	**$ 71,512**	**$ 99,223**	**$ 102,632**	**$ 80,274**

($ in thousands)		For the Quarter Ended Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Non-Interest Income Adjustments						
Gain (loss) on equity securities, net		$ (697)	$ 2,416	$ 284	$ (2,647)	$ (2,075)
(Loss) gain on swap derivatives		1,288	(3,543)	(2,329)	4,194	7,337
Change in fair value of certain loans held for investment		(6,965)	9,488	4,192	(26,397)	(15,210)
Change in fair value of MSR due to valuation inputs or assumptions		(2,242)	(2,937)	(9,914)	16,403	10,899
MSR hedge gain (loss)		(7,636)	2,650	(348)	(14,128)	—
Total non-interest income adjustments	a	**$ (16,252)**	**$ 8,074**	**$ (8,115)**	**$ (22,575)**	**$ 951**
Non-Interest Expense Adjustments						
Merger related expenses		$ 29,649	$ 115,898	$ 11,637	$ 769	$ 2,672
Exit and disposal costs		2,119	1,291	1,966	1,364	442
Total non-interest expense adjustments	b	**$ 31,768**	**$ 117,189**	**$ 13,603**	**$ 2,133**	**$ 3,114**

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

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33

Non-GAAP Reconciliation (cont.)

($ in thousands, except per-share data)		For the Quarter Ended Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Select Per-Share & Performance Metrics						
Earnings-per-share - basic [1]	j/r	$ 0.64	$ (0.09)	$ 0.64	$ 0.65	$ 0.61
Earnings-per-share - diluted [1]	j/s	$ 0.64	$ (0.09)	$ 0.64	$ 0.65	$ 0.61
Efficiency ratio	h/f	62.60 %	79.71 %	57.24 %	56.07 %	59.12 %
Return on average assets	j/n	1.00 %	(0.14)%	1.04 %	1.09 %	1.04 %
Return on average tangible assets	j/o	1.03 %	(0.15)%	1.04 %	1.09 %	1.04 %
PPNR return on average assets	k/n	1.46 %	0.89 %	1.82 %	1.80 %	1.64 %
Return on average common equity	j/p	10.84 %	(1.70)%	13.50 %	12.99 %	12.20 %
Return on average tangible common equity	j/q	16.63 %	(2.09)%	13.53 %	13.02 %	12.23 %
Operating Per-Share & Performance Metrics						
Operating earnings-per-share - basic [1]	m/r	$ 0.81	$ 0.46	$ 0.77	$ 0.79	$ 0.62
Operating earnings-per-share - diluted [1]	m/s	$ 0.81	$ 0.46	$ 0.76	$ 0.79	$ 0.62
Operating efficiency ratio	i/g	54.85 %	53.46 %	52.01 %	51.72 %	58.27 %
Operating return on average assets	m/n	1.27 %	0.74 %	1.24 %	1.33 %	1.06 %
Operating return on average tangible assets	m/o	1.31 %	0.75 %	1.24 %	1.33 %	1.06 %
Operating PPNR return on average assets	l/n	1.82 %	2.01 %	2.10 %	2.12 %	1.66 %
Operating return on average common equity	m/p	13.77 %	8.66 %	16.14 %	15.86 %	12.46 %
Operating return on average tangible common equity	m/q	21.13 %	10.64 %	16.18 %	15.90 %	12.49 %

($ in thousands)		For the Quarter Ended Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Average Assets	n	$ 53,540,574	$ 39,425,975	$ 31,637,490	$ 30,668,177	$ 30,356,903
Less: Average goodwill and other intangible assets, net		1,718,705	623,042	5,298	6,343	7,379
Average tangible assets	o	$ 51,821,869	$ 38,802,933	$ 31,632,192	$ 30,661,834	$ 30,349,524
Average common shareholders' equity	p	$ 4,935,239	$ 3,349,761	$ 2,438,639	$ 2,567,266	$ 2,584,836
Less: Average goodwill and other intangible assets, net		1,718,705	623,042	5,298	6,343	7,379
Average tangible common equity	q	$ 3,216,534	$ 2,726,719	$ 2,433,341	$ 2,560,923	$ 2,577,457
Weighted average basic shares outstanding [1]	r	207,977	156,383	129,321	129,319	129,306
Weighted average diluted shares outstanding [1]	s	208,545	156,383	129,801	129,733	129,673

Footnotes:
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

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